UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2016

Reading International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8625	95-3885184

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(213) 235-2240

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

This Form 8-K supplements Reading International, Inc.’s (“we,” “our,” “us,” “Reading” or the “Company”) previous Form 8-K filed with the Securities and Exchange Commission on March 30, 2016 (“Previous Form 8-K”).  Our Previous Form 8-K disclosed that we were unable to file our Annual Report on Form 10-K for the year ended December 31, 2015 until after the extended March 30, 2016 deadline.  We attached to the Previous Form 8-K our press release dated March 30, 2016 relating to our inability to file our Annual Report on Form 10-K for the year ended December 31, 2015 and our immediate expectation of receipt of notification from NASDAQ Listing Qualifications that we were not in compliance with NASDAQ Marketplace Rule 5250(c)(1).  We believe that the press release issued by us on March 30, 2016 and attached to our Previous Form 8-K as an exhibit met the requirements of NASDAQ Marketplace Rule 5810(b).

On March 31, 2016, we received a notification from the NASDAQ Listing Qualifications (“NASDAQ”) stating we were not in compliance with NASDAQ Marketplace Rule 5250(c)(1).  As detailed in the Company’s press release issued March 30, 2016 and attached to our Previous Form 8-K, the Company has 60 days from the date of the notification to submit a plan to NASDAQ to regain compliance with the NASDAQ’s continued listing requirements.  If the plan is accepted, NASDAQ can grant an exception of up to 180 calendar days for the Company to regain compliance.  The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reading International, Inc.

Date: April 11, 2016	/s/ Devasis Ghose
Name: Devasis Ghose Title: Chief Financial Officer